Exhibit T3C.1

INDENTURE

Dated as of [●], 2016

Between

PARAGON OFFSHORE PLC

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Paying Agent and Transfer Agent

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Indenture dated as of [●], 2016 of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, as amended. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Trust Indenture Act of 1939 Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(5)	7.10
	(b)	7.10
312	(a)	2.05
313	(a)	7.06
	(c)	7.06
314	(c)(1)	12.04
	(c)(2)	12.04
	(e)	12.05
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.10
316	(a)(1)	6.02 and 6.03
	(b)	6.04
	(c)	1.05
317	(a)	6.08
	(b)	2.04
318	(a)	9.03

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(continued)

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(continued)

		Page

Section 12.13	Severability.	35
Section 12.14	Counterpart Originals.	35
Section 12.15	Table of Contents, Headings, etc.	35
Section 12.16	Facsimile and PDF Delivery of Signature Pages.	35
Section 12.17	U.S.A. PATRIOT Act.	35
Section 12.18	Payment Due on Non-Business Days.	35
Section 12.19	Consent to Jurisdiction and Service.	35
Section 12.20	Accounting Provisions.	36

-iii-

 (continued)

Appendix A	Provisions Relating to the Securities

Exhibit A	Form of Securities

-iv-

INDENTURE, dated as of [●], 2016, between Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales as reorganized pursuant to the Plan referred to below (together with any successor obligor to its obligations under this Indenture and the Securities pursuant to ARTICLE 5, the “Company”), U.S. Bank National Association, as Trustee, Paying Agent and Transfer Agent.

W I T N E S S E T H

WHEREAS, pursuant to the Second Amended Joint Chapter 11 Plan of Company and its affiliated debtors, filed with the United States Bankruptcy Court for the District of Delaware on April 19, 2016 (as further amended, supplemented or otherwise modified pursuant to the terms thereof, the “Plan”), in full satisfaction of the Allowed Senior Notes Claims (as defined in the Plan), the Company is obligated, together with the other requirements set forth in the Plan, to make certain contingent payments to the Holders of the Securities as more fully set forth herein and in the Securities.

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture and the creation and issuance of the Securities;

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“2016 Fiscal Year” means the fiscal year of the Company commencing January 1, 2016 and ending on, and including, December 31, 2016.

“2016 Payment Date” means the date as soon as reasonably practicable after the availability of the Company’s audited consolidated financial statements for the 2016 Fiscal Year, but in no event later than March 31, 2017.

“2017 Fiscal Year” means the fiscal year of the Company commencing January 1, 2017 and ending on, and including, December 31, 2017.

“2017 Payment Date” means the date as reasonably practicable after the availability of the Company’s audited consolidated financial statements for the 2017 Fiscal Year, but in no event later than March 31, 2018.

 “Accounting Change” means any change in GAAP.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Bankruptcy” means

(i) the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)         commences proceedings to be adjudicated bankrupt or insolvent;

(B)          consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)          consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)         makes a general assignment for the benefit of its creditors; or

(E)          admits in writing that it generally is not paying its debts as they become due and payable; or

(ii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Company in a proceeding in which the Company is to be adjudicated bankrupt or insolvent;

(B)          appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or for all or substantially all of the property of the Company; or

(C)          orders the liquidation, dissolution or winding up of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns” and “beneficially owned” have corresponding meanings.

“Board of Directors” means:

(1)           with respect to a corporation, the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of such Board of Directors;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

 “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively;

(4)           in the case of certain companies formed or incorporated under the laws of a jurisdiction other than one in the United States (including the Cayman Islands), shares; and

(5)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Company” has the meaning set forth in the recitals hereto.

“continuing” means, with respect to any default, that such default has not been cured or waived.

“Consolidated EBITDA” means, with respect to the Company for any period, the Consolidated Net Income of the Company for such period plus, without duplication:

(a) provision for taxes based on income or profits of the Company and its subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b) the Fixed Charges of the Company and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c) any foreign currency translation losses (including losses related to currency remeasurements of indebtedness) of the Company and its Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(d) depreciation, amortization, rent payments made under the Prospector Leases (to the extent not reflected in amortization or interest) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Company and its Subsidiaries for such period to the extent that such depreciation, amortization, rent payments made under the Prospector Leases (to the extent not reflected in amortization or interest) and non-cash charges and expenses were deducted in computing such Consolidated Net Income; plus

(e) any fees, expenses, charges or losses related to any capital markets transaction, acquisition, disposition or recapitalization (whether or not successful), including such fees, expenses, charges or losses related to the Restructuring and, in each case, deducted (and not added back) in computing Consolidated Net Income; minus

(f) any foreign currency translation gains (including gains related to currency remeasurements of indebtedness) of the Company and its Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(g) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business (and excluding any such non-cash item to the extent that it represents the reversal of an accrual or reserve for a potential cash charge or expense that reduced Consolidated EBITDA in a prior period); minus

(h) the amount of tax benefit based on income or profits of the Company and its Subsidiaries for such period, to the extent such benefit was included in the computation of Consolidated Net Income, and plus or minus, as applicable;

(i) the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in any line item in the Company’s consolidated financial statements in such period pursuant to GAAP resulting from the application of purchase accounting; plus,

(j) the estimated contribution to Consolidated EBITDA of any contract or rig that is sold or otherwise monetized during such period. Contribution to Consolidated EBITDA will be estimated as follows:

(i) for any contract that is sold or rig that is sold while on a valid, existing contract, the projected contribution to Consolidated EBITDA of such contract or contracted rig from the date of sale or monetization to the earlier of (A) the last day of such period and (B) the end of the relevant contract, as projected in the annual budget approved by the board of directors of the Company for such period, plus for any rig with a contract which expires prior to the end of the relevant period, the estimated contribution to Consolidated EBITDA of such rig between the end of the contract and the end of the relevant period, as determined by the board of directors of the Company at such time

(ii) for any rig that is sold or otherwise monetized that is not subject to a valid, existing contract at the time of sale, the estimated contribution to Consolidated EBITDA in such period as determined by the board of directors of the Company at such time; provided that, for the avoidance of doubt with respect to clauses (j)(i) and (ii), Consolidated EBITDA related to any periods prior to any such sale or other monetization of rigs or contracts shall be without duplication with respect to any actual and projected periods, minus,

(k) the contribution to Consolidated EBITDA of any rig acquired after January 1, 2017,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company for any period, the aggregate of the net income (loss) of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication: (a) all extraordinary gains (or losses) and all gains (or losses) realized in connection with any asset sale, the disposition of securities, the early extinguishment of indebtedness or the Restructuring, together with any related provision for taxes on any such gain (or loss), will be excluded; and (b) the cumulative effect of a change in accounting principles will be excluded.  Notwithstanding the foregoing, any gain (or loss) (extraordinary or otherwise) realized in connection with the cancellation of a customer contract shall not be excluded from Consolidated Net Income; provided that, any such gain (or loss) shall be pro-rated over the remaining term of such contract and only such pro-rated gain (or loss) for the applicable period shall be included in Consolidated Net Income for such period.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

 “Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Debtors” means each of Paragon Offshore plc; Paragon Offshore Finance Company; Paragon International Finance Company; Paragon Offshore Holdings US Inc.; Paragon Offshore Drilling LLC; Paragon FDR Holdings Ltd.; Paragon Duchess Ltd.; Paragon Offshore (Luxembourg) S.à r.l.; PGN Offshore Drilling (Malaysia) Sdn. Bhd.; Paragon Offshore (Labuan) Pte. Ltd.; Paragon Holding SCS 2 Ltd.; Paragon Asset Company Ltd.; Paragon Holding SCS 1 Ltd.; Paragon Offshore Leasing (Luxembourg) S.à r.l.; Paragon Drilling Services 7 LLC; Paragon Offshore Leasing (Switzerland) GmbH; Paragon Offshore do Brasil Ltda.; Paragon Asset (ME) Ltd.; Paragon Asset (UK) Ltd.; Paragon Offshore International Ltd.; Paragon Offshore (North Sea) Ltd.; Paragon (Middle East) Limited; Paragon Holding NCS 2 S.à r.l.; Paragon Leonard Jones LLC; Paragon Offshore (Nederland) B.V.; and Paragon Offshore Contracting GmbH.

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means the Depository Trust Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(a) the consolidated interest expense of the Company and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to hedging obligations in respect of interest rates; plus

(b) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period; plus

(c) any interest expense on indebtedness of another Person that is guaranteed by the Company or one of its Subsidiaries or secured by a lien on assets of the Company or one of its Subsidiaries, whether or not such guarantee or lien is called upon.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions or pronouncements by such other entity as have been approved by a significant segment of the U.S. accounting profession, which are in effect from time to time.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

 “Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“interest” with respect to the Securities means an interest with respect thereto, as represented by the units of Securities held.

“Issue Date” means the first date on which the Securities are issued under this Indenture.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, any other Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person or, in the event that such Person is a partnership or a limited liability company that has no such officers, a person duly authorized by the general partner, managers, members or a similar body to act on behalf of such Person.

“Officers’ Certificate” means a certificate signed by (i) the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company and (ii) any other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prospector Leases” means, collectively, the Lease Agreement, dated as of June 3, 2015, between Prospector One Corporation and Prospector Rig 1 Contracting Company S.À R.L., and the Lease Agreement, dated as of June 3, 2015, between Prospector Five Corporation and Prospector Rig 5 Contracting Company S.À R.L.

“record date” means, for the amounts payable on any applicable payment date, the date that is fifteen days (whether or not a Business Day) immediately preceding such payment date.

 “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restructuring” means the financial restructuring of the Debtors, the principal terms of which are set forth in the Plan and any supplement to the Plan filed with the United States Bankruptcy Court for the District of Delaware in accordance with the terms of the Plan.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities” means the Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall also include any Securities to be issued or authenticated upon transfer, replacement or exchange of Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Payment Dates” means the 2016 Payment Date together with the 2017 Payment Date.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or

(2)           any partnership (whether general or limited) or limited liability company of which (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the Issue Date, and as amended to the extent required by law (15 U.S.C. §§ 77aaa-77bbbb).

 “Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

Section 1.02	Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Definitive Securities Legend”	2.2(e) of Appendix A
“Expiration Date”	1.05(j)
“Global Security”	2.1(b) of Appendix A
“Global Securities Legend”	2.2(e) of Appendix A
“Security Register”	2.03(a)
“Paying Agent”	2.03(a)
“PDF”	12.16
“Registrar”	2.03(a)
“Successor Company”	5.01(a)
“Transfer Agent”	2.03(a)

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)           a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)           the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)           “including” means including without limitation;

(9)           references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)         unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)         in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify, divide or reclassify such transaction as it, in its sole discretion, determines.

Section 1.04	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05	Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Securities shall be proved by the Security Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this clause shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite amount in interest in the Securities, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this clause, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)            The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any direction referred to in Section 6.03 or (2) any request to pursue a remedy as permitted in Section 6.04. If any record date is set pursuant to this clause, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite amount in interest in the Securities or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this clause, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

(g)           Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such interest in the Security. Any notice given or action taken by a Holder or its agents with regard to different parts of such interests pursuant to this clause shall have the same effect as if given or taken by separate Holders of each such different part.

(h)           Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

(i)            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Security on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Security after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)            With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE SECURITIES

Section 2.01	Form and Dating; Terms.

Provisions relating to the Securities issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be in denominations of 1,000 units and integral multiples of 1,000 units in excess thereof.

The number of units that may be authenticated hereunder shall be [●] and, except as provided in Section 2.07 hereof, no additional units shall be authenticated.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02	Execution and Authentication.

(a)           At least one Officer shall execute the Securities on behalf of the Company by manual or facsimile signature or signature delivered by other electronic means. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

(b)           A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1, attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been duly authenticated and delivered under this Indenture.

(c)           On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Securities.

(d)           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03	Registrar and Paying Agent.

(a)           The Company shall maintain an office or agency where Securities may be presented for registration of transfer (“Transfer Agent”) or for exchange (“Registrar”) and at least one office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities (“Security Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional transfer agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Transfer Agent” includes any additional transfer agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

(b)           The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Securities and to act as Custodian with respect to the Global Securities.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each Securities Payment Date on which an amount is due on the Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the amounts due on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05	Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a)           The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A.

(b)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02.

(c)           No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections Section 2.10 and Section 9.05).

(d)           All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(e)           Neither the Company nor the Registrar shall be required to register the transfer of or to exchange any Security between a Record Date and the next succeeding payment date.

(f)            Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment (subject to the Record Date provisions of the Securities) of amounts payable on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)           Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Securities of any authorized denomination or denominations of a like amount.

(h)           At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if a Holder claims that its Security has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Security. Every replacement Security is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 2.08	Outstanding Securities.

(a)           The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

(b)           If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)           If all amounts due with respect to any Security are considered paid under Section 4.01, they cease to be outstanding from and after the date of such payment.

(d)           If a Paying Agent (other than the Company or an Affiliate of the Company) holds, on the final date money is due hereunder, money sufficient to pay all amounts payable in respect of the Securities on that date, then on and after that date such Securities shall be deemed to be no longer outstanding.

Section 2.09	Treasury Securities.

In determining whether the Holders of the requisite amount in interest in the Securities have concurred in any direction, waiver or consent, Securities beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any obligor upon the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10	Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Holders and beneficial holders, as the case may be, of temporary Securities shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Securities under this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any such Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Securities shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	CUSIP and ISIN Numbers.

The Company in issuing the Securities shall use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices or offers to purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice or in offers to purchase and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

Section 3.02	Purchase of Securities.

The Company or any Affiliate of the Company may, subject to applicable law, at any time purchase or otherwise acquire Securities in the open market, in tender offers or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities. Any Securities purchased or acquired by the Company or an Affiliate may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.11 shall apply to all Securities so delivered. The Company shall not purchase or otherwise acquire Securities in violation of any applicable law.

Section 3.03	Optional Redemption.

The Securities shall not be subject to redemption at the option of the Company.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Securities.

The Company will pay, or cause to be paid, the amounts due on the Securities on the dates and in the manner provided in the Securities. Such amounts shall be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate of the Company, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay such amount.

Section 4.02	Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03	Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and (2) the material rights (charter and statutory), licenses and franchises of the Company; provided that the Company shall not be required to preserve any such right, license or franchise, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 4.04	Compliance Certificates.

(a)           The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officers’ Certificate, certifying as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture. Upon any default by the Company under the terms of this Indenture, the Company shall deliver to the Trustee, within 15 days of the occurrence of such default, written notice of any events of which it is aware which would constitute a default hereunder, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company will comply with all applicable obligations under Trust Indenture Act Section 314(a).

(b)           The chief financial officer of the Company will deliver to the Paying Agent, no later than the earlier of the 2016 Payment Date and the date payment, if any, is made in respect of any amount due on the 2016 Payment Date, a certificate certifying Consolidated EBITDA for the Company and its Subsidiaries, based on the Company’s audited consolidated financial statements for the 2016 Fiscal Year (which the Company shall prepare prior to delivery of the certificate relating to the 2016 Payment Date) and setting forth in reasonable detail the calculation of Consolidated EBITDA. The Company shall, not later than the 2016 Payment Date, either (i) file or furnish a report on Form 8-K, Form 10-Q or Form 10-K disclosing the Consolidated EBITDA for the 2016 Fiscal Year or (ii) issue a press release disclosing the Consolidated EBITDA for the 2016 Fiscal Year.

(c)           The chief financial officer of the Company will deliver to the Paying Agent, no later than the earlier of the 2017 Payment Date and the date payment, if any, is made in respect of any amount due on the 2017 Payment Date, a certificate certifying Consolidated EBITDA for the Company and its Subsidiaries, based on the Company’s audited consolidated financial statements for the 2017 Fiscal Year (which the Company shall prepare prior to delivery of the certificate relating to the 2017 Payment Date)and setting forth in reasonable detail the calculation of Consolidated EBITDA. The Company shall, not later than the 2017 Payment Date, either (i) file or furnish a report on Form 8-K, Form 10-Q or Form 10-K disclosing the Consolidated EBITDA for the 2017 Fiscal Year or (ii) issue a press release disclosing the Consolidated EBITDA for the 2017 Fiscal Year.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All Assets.

(a)           The Company will not: (1) consolidate or merge with or into or wind up into another Person (whether or not the Company is the surviving Person), or (2) directly or indirectly sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company, in one or more related transactions, to another Person, unless:

(1)          the resulting or surviving Person (if other than the Company)  of any consolidation, merger or winding up or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made  (the “Successor Company”) expressly assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the Trustee;

(2)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.

(b)           This Section 5.01 does not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets or merger between or among the Company and its Subsidiaries.

Section 5.02	Successor Entity Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.01, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities, with the same effect as if such Successor Company had been named as the Company in this Indenture, and thereafter, the Company will be relieved of all obligations and covenants under this Indenture and the Securities; provided that, in the case of a lease of all or substantially all of its assets, the Company will not be released from the obligation to pay the amounts due on the Securities.

ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01	Defaults.

A “default” wherever used herein, means any one of the following events:

(a)           default in the payment on the Securities when due and payable;

(b)           failure by the Company to comply with its other covenants and agreements contained in this Indenture or the Securities.

Section 6.02	Remedies.

The Trustee may pursue any available remedy to collect payment on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon a default shall not impair the right or remedy or constitute a waiver of or acquiescence in a default. All remedies are cumulative to the extent permitted by law.

Section 6.03	Waiver of Past Defaults.

The Holders of a majority in interest of the then outstanding Securities by written notice to the Trustee may, on behalf of the Holders of all of the Securities, waive any existing default and its consequences hereunder, except:

(1)           a continuing default in the payment on any Security held by a non-consenting Holder; and

(2)           a default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

Upon any such waiver, such default shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.04	Control by Majority.

The Holders of a majority in interest of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Securities, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.05	Limitation on Suits.

Subject to Section 6.05, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)           such Holder has previously given the Trustee written notice that a default is continuing;

(2)           Holders of at least a majority in interest of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, the Holders of a majority in interest of the then outstanding Securities do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.06	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment on its Security, on or after the due date expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.07	Collection Suit by Trustee.

If a default in payment on the Securities occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Securities for the whole amount remaining unpaid on the Securities, together with, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection by the Trustee, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.08	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.09	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money and property in the following order:

(1)           to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)           to Holders for amounts due and unpaid on the Securities ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

(3)           to the Company or to such party as a court of competent jurisdiction shall direct, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. Promptly after any record date is set pursuant to this Section 6.09, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.02.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.05, or a suit by Holders of more than 10% in interest of the outstanding Securities.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)           If a default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during such continuance of a default:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). In the event that the Trustee shall receive any financial reports or statements of the Company or its Subsidiaries, it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company under this Indenture and the Securities.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.03.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           Subject to this Article 7, if a default in the payment of an amount on the Securities occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture and the Securities at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it in its sole discretion against any loss, liability or expense.

(f)                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                 The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory in its sole discretion to it against such risk or liability is not assured to it.

(g)                The Trustee shall not be deemed to have notice or knowledge of any default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a default, the Securities and this Indenture.

(h)                The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Responsible Officer of the Trustee.

(i)                  In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Paying Agent, Registrar and Transfer Agent, and each agent, custodian and other Person employed to act hereunder.

(k)                The Trustee may, but shall not be obligated to, request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l)                  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)               The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03	Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and 7.11.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication on the Securities.

Section 7.05	Notice of Defaults.

If a default under this Indenture or the Securities occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the default within 90 days after it occurs. Except for defaults in payments on the Securities, the Trustee may withhold from the Holders notice of any continuing default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06	Reports by Trustee to Holders of the Securities.

(a)                Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b)                A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with each national securities exchange on which the Securities are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Securities are listed on any national securities exchange or delisted therefrom.

Section 7.07	Compensation and Indemnity.

(a)                 The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)                The Company shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Company, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder), except to the extent set forth in the last sentence of this clause (b). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not (i) pay for any settlement made without the consent of the Company (which consent will not be unreasonably withheld) or (ii) reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c)                 The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)                To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

(e)                When the Trustee incurs expenses or renders services after a Bankruptcy occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08	Replacement of Trustee.

(a)                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in interest of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)                 the Trustee fails to comply with Section 7.10;

(2)                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                a receiver or public officer takes charge of the Trustee or its property; or

(4)                the Trustee becomes incapable of acting.

(b)                If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in interest of the then outstanding Securities may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in interest of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)                 As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10	Eligibility; Disqualification.

(a)                 There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

(b)                This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

[RESERVED]

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a)                Notwithstanding Section 9.02, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture and the Securities:

(1)               to cure any ambiguity, omission, defect, omission, mistake or inconsistency;

(2)               to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)               to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets in accordance with Article 5;

(4)               to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any Holder, including, without limitation, to secure the Securities;

(5)               to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or

(6)               to comply with the requirements of the SEC to effect or maintain the qualification of this Indenture under the TIA.

(b)                Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of Section 9.01(a) and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders.

(a)                Except as provided in Section 9.01 and this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Securities with the consent of the Holders of at least a majority in interest of the Securities then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable series of Securities) and, subject to Section 6.02 and Section 6.05, any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of at least a majority in interest of the Securities then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Section 2.08 and Section 2.09 shall determine which Securities are considered to be “outstanding” for the purposes of this Section 9.02.

(b)                Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)                It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.

(d)                After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)                Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not:

(1)                reduce the percentage in interest of Securities whose Holders must consent to an amendment

(2)                waive a default in the payment of the Securities;

(3)               make any Security payable in money other than that stated in the Securities;

(4)               impair the right of any Holder (x) to receive payment on such Holders’ Securities on or after the due dates therefrom or (y) to institute suit for the enforcement of any payment on, or with respect to, such Holders’ Securities;

(5)                make any change in the provisions of this Indenture relating to waivers of past defaults or the rights of Holders of Securities to receive payments on the Securities;

(6)               make any change to the definitions of “2016 Fiscal Year,” “2016 Payment Date,” “2017 Fiscal Year,” “2017 Payment Date,” “Consolidated EBITDA,” “Consolidated Net Income,” “GAAP” or “Fixed Charges,” or make any change to Section 1 of the Security or any other amendment or waiver that would have the effect of changing the time or amount of any payment required to be made under the Security; or

(7)                make any change in Sections 9.01 and 9.02.

A consent to any amendment, supplement or waiver of this Indenture or the Securities by any Holder given in connection with a tender of such Holder’s Securities will not be rendered invalid by such tender.

Section 9.03	Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04	Revocation and Effect of Consents.

(a)                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)                The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05	Notation on or Exchange of Securities.

(a)                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities that reflect the amendment, supplement or waiver.

(b)              Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions.

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01	Satisfaction and Discharge.

(a)                 This Indenture will be discharged and will cease to be of further effect as to all Securities, when:

(1)                either

(A)              Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)               The final payment due on all Securities that have not been delivered to the Trustee for cancellation have become due and payable, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire obligations on the Securities not delivered to the Trustee for cancellation when due;

(2)                in respect of subclause (B) of clause (1) of this Section 11.01, no default has occurred and is continuing with respect to such Securities on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any instrument to which the Company is a party or by which the Company is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other indebtedness, and in each case the granting of liens to secure such borrowings);

(3)               the Company has paid or caused to be paid all other sums payable by the Company under this Indenture with respect to such Securities;

(4)                the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities when due; and

(5)               no amounts are payable by the Company under this Indenture with respect to the Securities following the 2017 Payment Date.

(b)                In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of Section 11.01(a), the provisions of Section 11.02 shall survive.

Section 11.02	Application of Trust Money.

(a)                All money and Government Securities deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the amounts for whose payment such money or Government Securities has been deposited with the Trustee, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

(b)                If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01	[RESERVED].

Section 12.02	Notices.

(a)                 Any notice or communication to the Company or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company:

Paragon Offshore plc
3151 Briarpark Drive, Suite 700, Houston, Texas 77042
Fax No.: (832) 201-7433
Email: sdonley@Paragonoffshore.com
Attention: Legal Department

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue, New York, New York 10153
Email: todd.chandler@weil.com
Attention: Todd R. Chandler

if to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55017
EP-MN-WS3C
Attn: Raymond Haverstock
Fax: 651-466-7429

with a copy to:

Stinson Leonard Street LLP
150 South Fifth Street
Suite 2300
Minneapolis, Minnesota 55402
Attn: William Laramy
Fax: 612-335-1657

The Company or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)                 Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)                Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)                Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)                  The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)                If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)                If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)              an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no Opinion of Counsel pursuant to this Section 12.04 shall be required in connection with the issuance of Securities on the Issue Date.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or Trust Indenture Act Section 314(a)(4)) shall include:

(1)                a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)                a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees and Shareholders.

No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.08	Governing Law.

THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09	Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12	Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 12.13	Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16	Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.17	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.18	Payment Due on Non-Business Days.

In any case where any payment date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the payment date.

Section 12.19	Consent to Jurisdiction and Service.

The Company, which is not organized in the United States, hereby irrevocably designates and appoints CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Securities and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York. In relation to any legal action or proceedings arising out of or in connection with this Indenture and the Securities, the Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, to the extent permitted by applicable law, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture and the Securities. In addition, to the extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture or the Securities or the subject matter hereof or thereof may not be enforced in such courts.

The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.19 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or its property in the courts of any other jurisdictions.

Section 12.20	Accounting Provisions.

Except as otherwise expressly provided in this Indenture, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that in the event that any Accounting Change occurs and such change would result in a change in the method of calculation of covenants, standards or terms as determined in good faith by the Company, then at the Company’s election, upon written notice of the Company to the Trustee, such covenants, standards or terms shall be calculated prior to giving effect to such Accounting Change as if such Accounting Change had not occurred.

 [Signatures on following page]

PARAGON OFFSHORE PLC, as the Company

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Paying Agent and Transfer Agent

By:
Name: Raymond Haverstock
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO THE SECURITIES

Section 1.1	Definitions.

Defined in Section:

“Agent Members”	2.1(c)
“Definitive Securities Legend”	2.2(e)
“Global Security”	2.1(b)
“Global Securities Legend”	2.2(e)

Section 2.1	Form and Dating

(a)  Global Securities. Each Global Security shall represent such of the outstanding Securities as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent the amount of Securities from time to time endorsed thereon and that the amount of outstanding Securities represented thereby may from time to time be adjusted, as applicable, to reflect exchanges. Any endorsement of a Global Security to reflect the amount of any adjustment in the amount of the outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)  Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d)  Definitive Securities. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

Section 2.2	Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Securities for Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Securities; or

(ii)  to exchange such Definitive Securities for an equal amount in Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Security in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Security and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the amount of Securities represented by the Global Security to be increased by the amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the amount of the Definitive Security so cancelled. If the applicable Global Security is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Security in the appropriate amount.

(c)  Transfer and Exchange of Global Securities.

(i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security, or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

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(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the amount of the Global Security to which such interest is being transferred in an amount equal to the amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the amount of the Global Security from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Security may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Legends.

(i)  Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only)

(“Definitive Securities Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS IN THE INDENTURE.

Each Global Security shall bear the following additional legend (“Global Securities Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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(d)  Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, repurchased or cancelled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or cancelled, the amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Security) with respect to such Global Security, by the Registrar or the Custodian, to reflect such reduction.

(e)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections Section 2.10 and Section 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of amounts on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar  shall be affected by notice to the contrary.

(iv)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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Section 2.3	Definitive Securities.

(a)  A Global Security deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Securities in an amount equal to the amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation or (ii) a default in the payment of amounts on the Securities has occurred and is continuing and the Registrar has received a request from the Depository. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Security may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Security by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of 1,000 units and integral multiples of 1,000 units in excess thereof and registered in such names as the Depositary shall direct.

(c)  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF SECURITY]

[Insert the Global Securities Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Securities Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                     ]
ISIN [                     ]

GLOBAL SECURITY

No.

PARAGON OFFSHORE PLC

promises to pay to [CEDE & CO.]1 [_______________] or registered assigns the sum, if any, determined in accordance with Section 1 of this Security on each Securities Payment Date.

[1]	Include in Global Securities

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.
Dated:

PARAGON OFFSHORE PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Security]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                   PAYMENTS. Each Person who is a registered Holder of Securities at the close of business on the date that is fifteen days (whether or not a Business Day), immediately preceding the applicable Securities Payment Date, shall be entitled to a pro rata portion (calculated on the basis of such Person’s interest in the Securities) of (i) if and only if the Company’s Consolidated EBITDA for the 2016 Fiscal year equals or exceeds Two-Hundred Nine Million Dollars ($209,000,000.00), a cash payment of Twenty Million Dollars ($20,000,000.00), payable on the 2016 Payment Date and (ii) (A) if and only if the Company’s Consolidated EBITDA for the 2017 Fiscal Year equals or exceeds Two-Hundred Forty-Eight Million Dollars ($248,000,000.00) but is less than Two-Hundred Seventy-Six Million Dollars ($276,000,000.00), a cash payment of Fifteen Million Dollars ($15,000,000.00) or (B) if and only if the Company’s Consolidated EBITDA for the 2017 Fiscal Year equals or exceeds Two-Hundred Seventy-Six Million Dollars ($276,000,000.00), a cash payment of Thirty Million Dollars ($30,000,000.00), in either case of the foregoing clauses (A) and (B), payable on the 2017 Payment Date. The foregoing payments shall only become due and payable if the circumstances giving rise to such payment, as described in this paragraph 1, shall occur and if such circumstances do not occur in the 2016 Fiscal Year or the 2017 Fiscal Year, upon availability of the Company’s audited financial statements for the 2016 Fiscal Year or the 2017 Fiscal Year, as applicable, the Company’s obligation in respect of such payment shall terminate for all purposes under the Indenture and the Securities. Notwithstanding the foregoing, any units of Securities heretofore delivered to the Trustee for cancellation shall be deemed to be still outstanding solely for purposes of calculating the pro rata shares pursuant to this Section 1, although no payments shall be due to any Person in respect of such cancelled units of Securities.

2.                   METHOD OF PAYMENT. The Company shall pay amounts payable, if any, on the Securities to the Persons who are registered holders of Securities at the close of business on date that is fifteen days (whether or not a Business Day), immediately preceding the related Securities Payment Date, even if such Securities are cancelled after such record date and on or before such payment date. Amounts payable on the Securities shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of amounts, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Security Register. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

2.                   PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may act in any such capacity.

3.                   INDENTURE. The Company issued the Securities under an Indenture, dated as of [●], 2016 (as amended or supplemented from time to time, the “Indenture”), between Paragon Offshore plc and the Trustee. This Security is one of a duly authorized issue of Securities of the Company. The Securities issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

4.                   REDEMPTION AND REPURCHASE. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities. The Securities shall not be subject to redemption at the option of the Company.

5.                   DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form in denominations of 1,000 units and integral multiples of 1,000 units in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or by the Indenture.

6.                   PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

7.                   AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture and the Securities may be amended or supplemented as provided in the Indenture.

8.                    AUTHENTICATION. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee. The number of units that may be authenticated hereunder shall be [●] and, except as provided in Section 2.07 of the Indenture, no additional units shall be authenticated.

9.                   GOVERNING LAW. THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.                CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Company at the following address:

Paragon Offshore plc
3151 Briarpark Drive, Suite 700
Houston, Texas 77042
Fax No.: (832) 201-7433
Email: sdonley@Paragonoffshore.com
Attention: Legal Department

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The initial outstanding amount of this Global Security is [● units]. The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Amount of this Global Security	Amount of increase in Amount of this Global Security	Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Security is issued in global form.]